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                                                                    Exhibit 3.69

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE


I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A CERTIFIED COPY OF




                              CORPORATION DOCUMENTS

                                       FOR
                              PJC OF VERMONT, INC.


                                          JULY 23, 2004


                                          GIVEN UNDER MY HAND AND THE SEAL
                                          OF THE STATE OF VERMONT, AT
                                          MONTPELIER, THE STATE CAPITAL


                                          /s/ DEBORAH L. MARKOWITZ

                                          DEBORAH L. MARKOWITZ
                                          SECRETARY OF STATE


[SEAL]

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                            ARTICLES OF INCORPORATION

                                       OF

                               PJC OF VERMONT INC.



                                STATE OF VERMONT

                           Secretary of State's Office
                               Filed JUL 14, 1997

                               /s/ James F. Milne
                              --------------------
                               Secretary of State


                       Filing Fee of $ 75.00 has been paid

                                                                    VERMONT
                                                              SECRETARY OF STATE
                                                              97 JUL 14 PM 11:06

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                            ARTICLES OF INCORPORATION

                                       OF

                               PJC OF VERMONT INC.


                                    ARTICLE I

                                      NAME

     The name of the corporation shall be PJC of Vermont Inc.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     The initial registered office of the corporation shall be One Church Street, City of Burlington, County of Chittenden, State of Vermont 05401, and the initial registered agent at such address shall be Paul, Frank & Collins, Inc.

                                   ARTICLE III

                                 OPERATING YEAR

     The fiscal year end shall be the last Saturday of May, or as fixed by the board of directors from time to time.

                                   ARTICLE IV

                               GENERAL CORPORATION

     This corporation is a Vermont general corporation, formed pursuant to Title 11A of Vermont Statutes Annotated.

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                                    ARTICLE V

                                AUTHORIZED SHARES

     The aggregate number of shares the corporation shall have authority to issue is: ten thousand (10,000) shares of one class of shares, said class consisting of voting common shares. The sole class of shares shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

                                   ARTICLE VI

                       SHAREHOLDER ACTION WITHOUT MEETING

     Action required or permitted to be taken by the shareholders of the corporation at a shareholders' meeting may be taken without a meeting if the action is taken by the holders of at least a majority of all of the shares entitled to vote on the action, and if each shareholder is given prior notice of the action proposed to be taken. Each action must be evidenced by one or more written consents describing the action taken, signed by the holders of at least a majority of the shares, and filed in the corporate minute book. Prompt notice of any action taken by less than unanimous written consent in lieu of a meeting shall be given to all shareholders entitled to vote on such action.

                                   ARTICLE VII

             GREATER QUORUM OR VOTING REQUIREMENTS FOR SHAREHOLDERS

     The shareholders of the corporation may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Vermont Business Corporation Act.

                                  ARTICLE VIII

                               DIRECTOR LIABILITY

     To the extent permitted by Section 2.02(b)(4) of the Vermont Business Corporation Act, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of the Vermont Business Corporation Act, as the same may be supplemented and amended.

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                                   ARTICLE IX

                           INITIAL BOARD OF DIRECTORS

     Initially the corporation shall have three directors. The following individuals shall serve as the corporation's initial directors:

Name                          Address
----                          -------
Robert J. Grenier          72 Northshore Drive, Burlington, Vermont 05401

B. Michael Frye            RFD #2, Box 3860, Bristol, Vermont 05443

Michel Coutu               8 Tamarack Drive, East Greenwich, Rhode Island 02818

                                    ARTICLE X

                                  INCORPORATOR

     The name and address of the sole incorporator is:

Name                          Address
----                          -------
Robert J. Grenier          72 Northshore Drive
                           Burlington, VT 05401

     Executed by the undersigned incorporator as of this 10th day of July, 1997.


                                  INCORPORATOR:


                                  /s/ Robert J. Grenier
                                  -----------------------------------
                                  Robert J. Grenier


                                  Category of Business for Vermont Department of Economic Development's Data Base: 45

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